As filed with the Securities and Exchange Commission on January 12,
1996

                      Registration No. 33-______


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 FORM S-8 REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933


                              IMC GLOBAL INC.
(Exact name of registrant as specified in its charter)

     Delaware                                          36-3492467
(State or other jurisdiction                           I.R.S.
Employer
     of incorporation)                              Identification
No.)

2100 Sanders Road, Northbrook, Illinois                     60062
(Address of Principal Executive Offices)                    (Zip
Code)


                             1988 Stock Option
                              and Award Plan
                         (As Amended and Restated)
                         (Full title of the plan)

                            Marschall I. Smith
                          Senior Vice President,
                       Secretary and General
                              Counsel IMC Global
                              Inc.
                             2100 Sanders Road
                        Northbrook, Illinois
                        60062
                              (708) 272-9200
  (Name, address and telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                    Amount to be     Maximum       Maximum      Amount
                    of
                     Registered      Offering     Aggregate
Registra-
     Title of                       Price Per      Offering     tion
Fee
    Securities                        Share
Price
                   to be registered

Common Stock,                           $38.50
$13,297.42
$1.00 par value     1,000,000      (1)           $38,500,000
per share           shares                       (1)
Preferred Stock
Purchase Rights     1,000,000      (2)           (2)           (2)


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of IMC Global Inc. on The New York Stock Exchange Composite Tape on January 11, 1996.

(2) The Company's Preferred Stock Purchase Rights initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.
                             PART II
                   INFORMATION REQUIRED IN THE
                    REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by IMC
Global Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

        (c) The Company's Current Reports on Form 8-K filed August 17, 1995 and October 17, 1995.

          (d)  The description of the Company's common
     stock, par value $1.00 per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A filed with the Commission on March 6, 1989 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

          (g)  The description of the Preferred Stock Purchase
     Rights which is contained in the Registration Statement on Form 8-A filed with the Commission on June 23, 1989, under the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel

          The legal matters in connection with the issuance and due authorization of the Common Stock offered hereby have been passed upon by Marschall I. Smith, Esq., Senior Vice President, General Counsel and Secretary of the Corporation. As of November 1, 1995, Mr. Smith was the beneficial owner of 27,210 shares of IMC Global Inc.'s Common Stock.


Item 6.  Indemnification of Directors and Officers


          Reference is made to Section 145 of the Delaware General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances. The Company has insurance to indemnify its directors and officers for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of Delaware.

          The Company's Restated Certificate of Incorporation

provides that to the fullest extent permitted by Delaware law a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director.

Item 7.  Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits

          The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.


Item 9.  Undertakings


      (a)  The undersigned registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


          (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                                   SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northbrook, Illinois, on this 12th day of January, 1996.


                              IMC GLOBAL INC.


                              By:   Robert C. Brauneker
                                    Robert C. Brauneker
                                    Executive Vice President
                                    and Chief Financial
                                    Officer


          Pursuant to the requirements of the Securities Act of
1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of January, 1996.
WENDELL F. BUECHE
Wendell F. Bueche
Chairman of the Board,
Chief Executive Officer and
(Principal Executive Officer)


ROBERT C. BRAUNEKER
Robert C. Brauneker
Executive Vice President,
Chief Financial Officer
(Principal Accounting and Financial
Officer)


JAMES D. SPEIR
James D. Speir
President, Chief Operating
  Officer and Director
RAYMOND F. BENTELE
Raymond F. Bentele
Director


FRANK W. CONSIDINE
Frank W. Considine
Director


DAVID B. MATHIS
David B. Mathis
Director


JAMES M. DAVIDSON
Dr. James M. Davidson
Director


THOMAS H. ROBERTS, JR.
Thomas H. Roberts, Jr.
Director


RICHARD A. LENON
Richard A. Lenon
Director


BILLIE B. TURNER
Billie B. Turner
Director



*By:  MARSCHALL I. SMITH
      Marschall I. Smith
      Attorney-in-Fact
     INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit   Description of Exhibit
*4.1           1988 Stock Option and Award Plan, as amended and
          restated.
 4.2 Restated Certificate of Incorporation of IMC Global Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated October 21, 1994).

 4.3 Rights Agreement dated June 21, 1989 between the Company and The First National Bank of Chicago, as amended, (incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989 and to the Company's Current Report on form 8-A/A dated September 7,
          1995).

 4.4 Bylaws of the Company (incorporated by reference to the Company's Current Report on Form 8-K dated
          July 2, 1991).

*5        Opinion of Marschall I. Smith

*23.1     Consent of independent auditors.

*23.2     Consent of Marschall I. Smith (included in the
opinion
          filed as Exhibit 5).
*24            Powers of Attorney.


*    Filed herewith.